As filed with the Securities and Exchange Commission on October 10, 2024.

Registration No. 333-280034

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Breathe BioMedical Inc.

(Exact name of registrant as specified in its charter)

Canada	3841	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

191 Halifax Street

Moncton, New Brunswick E1C 9R6

Canada

(506) 855-2400

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Breathe Biomedical Inc.

245 Main, 2nd Floor

Cambridge, MA 02142

(617) 203-2089

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Nicole A. Edmonds Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004 Tel: (202) 274-2950	Aaron E. Sonshine Bennett Jones LLP 100 King Street West Suite 3400 Toronto, ON M5X 1A4 Canada Tel: (416) 777-6448	Angela M. Dowd Lili Taheri Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Eric L. Foster Mintz LLP 200 Bay St, South Tower Suite 2800 Toronto, ON M5J 2J3 Tel: (647) 499-2828

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.	☐

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Breathe BioMedical Inc. is filing this Amendment No. 5 (this “Amendment”) to its Registration Statement on Form F-1 (File No. 333-280034) (the “Registration Statement”) solely to file Exhibits 1.1, 4.2, 5.1, 5.2, 23.2, 23.3 and 107 and to reflect such filings in the Index to the Exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibits filed herewith. The remainder of the Registration Statement is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1*	Articles of Continuance of Breathe BioMedical Inc.
3.2*	Articles of Amendment dated December 1, 2023
3.3*	Articles of Amendment dated July 2, 2024
3.4*	By-laws of Breathe BioMedical Inc.
4.1*	Specimen common share certificate
4.2	Representative’s Warrant (included in Exhibit 1.1)
5.1	Opinion of Bennett Jones LLP
5.2	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1*	Commercial Lease, dated May 16, 2023, by and between the Registrant and Les Enterprises Mapoma Lteé
10.2*	Credit Agreement, dated October 24, 2022, by and between the Registrant and Roméo Goguen
10.3*	Amendment to Credit Agreement, dated June 5, 2024, by and between the Registrant and Roméo Goguen
10.4*	Second Amendment to Credit Agreement, dated September 5, 2024, by and between the Registrant and Roméo Goguen
10.5*	Convertible Note dated December 15, 2022, by and between the Registrant and Peter Savas
10.6+*	Employment Agreement dated January 31, 2024, by and between the Registrant and William Dawes
10.7+*	Employment Agreement dated February 29, 2024, by and between the Registrant and Sandra Veenstra
10.8+*	Employment Agreement dated February 12, 2024, by and between the Registrant and Peili Miao
10.9+*	Employment Agreement dated March 1, 2024, by and between the Registrant and Christopher Purves
10.10+*	Employment Agreement dated February 15, 2024, by and between the Registrant and Joanne Young
10.11+*	Independent Contractor Agreement dated January 1, 2024, by and between the Registrant and Dr. Rachel Brem
10.12+*	Breathe BioMedical Inc. Omnibus Equity Incentive Plan
10.13+*	Form of Stock Option Agreement under the Breathe BioMedical Omnibus Incentive Plan
10.14+*	Form of Performance Stock Unit Agreement under the Breathe BioMedical Inc. Omnibus Equity Incentive Plan
10.15+*	Form of Restricted Unit Agreement under the Breathe BioMedical Inc. Omnibus Equity Incentive Plan
10.16+*	Form of Deferred Stock Unit Agreement under the Breathe BioMedical Inc. Omnibus Equity Incentive Plan
10.17*	Contribution Agreement dated March 12, 2024, by and between the Registrant and Atlantic Canada Opportunities Agency
10.18*	Contribution Agreement dated November 20, 2018, by and between the Registrant and Atlantic Canada Opportunities Agency
10.19*	Contribution Agreement dated February 4, 2022, by and between the Registrant and Atlantic Canada Opportunities Agency
10.20*	Contribution Agreement dated August 8, 2020, by and between the Registrant and Atlantic Canada Opportunities Agency
10.21*	Form of Promissory Note (June 2024)
10.22*	Form of 2024 Convertible Note
10.23*	Second Amendment to Promissory Note (June 2024) between the Registrant and Ronald Goguen
10.24*	Second Amendment to Promissory Note (June 2024) between the Registrant and Atlantic Commercial Properties Inc.
10.25*	Form of Shares for Debt Agreement (September 2024)
16.1*	Letter of KPMG LLP regarding change in certifying accountant
21.1*	List of Subsidiaries of Breathe BioMedical, Inc.
23.1*	Consent of MNP LLP
23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)
23.3	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included in the signature page to this Registration Statement)
99.1*	Audit Committee Charter
107	Filing fee table

*	Previously filed.
+	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moncton, New Brunswick, Canada on this 10th day of October, 2024.

BREATHE BIOMEDICAL INC.

By:	/s/ William Dawes
Name:	William Dawes
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ William Dawes	Chief Executive Officer (Principal Executive Officer)	October 10, 2024
William Dawes

/s/ Peili Miao	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2024
Peili Miao

*	Chairman of the Board of Directors	October 10, 2024
Jean Nadeau

*	Vice Chairman of the Board of Directors	October 10, 2024
Telfer Hanson

*	Director	October 10, 2024
Norman Betts

*	Director	October 10, 2024
Rachel Brem

*	Director	October 10, 2024
Romeo Goguen

*	Director	October 10, 2024
Don Hardison

*	Director	October 10, 2024
Peter Savas

*	Director	October 10, 2024
Gaetan Thomas

*By:	/s/ William Dawes
William Dawes
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Breathe BioMedical Inc. in the United States on the 10th day of October, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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